                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE COMMISSION



                Date of Report (Date of earliest event reported)
                                October 10, 1997


                            CENTURY BANCSHARES, INC
             (Exact name of registrant as specified in its charter)



            DELAWARE                                0-16234                             52-1489098
        (State or other                           (Commission                          (IRS Employer
        jurisdiction of                          File Number)                       Identification No.)
         incorporation)


         1275 Pennsylvania Avenue, N. W., Washington, D. C.                            20004
                 (Address of principal office)                                       (Zip Code)



               Registrant's telephone number, including area code
                                 (202) 496-4000
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Item 5.  Other Events.

         On October 10, 1997 Century Bancshares, Inc. (the "Company") completed the previously announced purchase and assumption of the deposits and certain other liabilities of the branch of Eastern American Bank, FSB ("Eastern American") located at 6832 Old Dominion Drive, McLean, Virginia (the "McLean Branch"). As part of the transaction, the Company's wholly-owned subsidiary, Century National Bank (the "Bank") assumed approximately $28.0 million in deposits at the McLean Branch, and also assumed the obligations under the related lease and acquired approximately $9.0 million in mortgage loans from Eastern American's portfolio.

         The assumption of the deposits and other liabilities by the Bank was made pursuant to a Purchase and Assumption Agreement between the Bank and Eastern American dated July 24, 1997, as amended August 15, 1997 and October 10, 1997 (the "EAB Agreement"). In consideration of the assumption of the deposits and other liabilities, Eastern American made a cash transfer to the Bank on the Closing Date of $17,282,863, representing the total amount of the liabilities assumed, less the sum on the closing date of (i) the value of vault cash at the McLean Branch, (ii) the net book value of the leasehold improvements and the personal property located at the McLean Branch, (iii) the amount of the security deposit related to the lease of the McLean Branch, (iv) the unpaid balance of the designated mortgage loans and certain overdraft protection loans, (v) certain proration items, and (v) a deposit premium of $1,525,783, equal to 5.6% of the balance of the deposits assumed as of the closing date, excluding deposits of affiliates of Eastern American and certain other types of deposits.

         In connection with the transaction, Eastern American has agreed, for a period of two years after the closing, that neither Eastern American nor any of its subsidiaries, affiliates, successors or assigns will enter into any agreement to acquire, lease, purchase, own, operate or use any building or other facility within a two and one-half mile radius of the branch location for the purpose of accepting deposits or cashing checks. In addition, Eastern American has agreed that neither it nor its subsidiaries or affiliates (including the directors, officers, employees or principal shareholders), successors or assigns will, for a period of two years after closing, solicit deposits, loans or other business from customers whose deposits are assumed, or whose loans are acquired, pursuant to the EAB Agreement.

         In connection with the transaction, the Bank assumed Eastern American's lease for the branch location at 6832 Old Dominion Drive, McLean, Virginia. The McLean Branch is located in Fairfax County, Virginia, in what is referred to locally as "Old McLean." The branch premises consist of 2,077 square feet which are under lease through September 30, 2003, with one additional five-year renewal option.




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Item 7.  Financial Statements and Exhibits.

         (c)     Exhibits.

                 2.1 Purchase and Assumption Agreement dated July 24, 1997 by and between Century Bancshares, Inc. and Eastern American Bank, FSB (incorporated by reference to Exhibit No. 10.12 filed as part of the Registration Statement on Form S-1 (Registration No. 333-34057) of Century Bancshares, Inc.

                 2.2 Amendment No. 1 dated August 14, 1997 to Purchase and Assumption Agreement dated July 24, 1997 between Century Bancshares, Inc. and Eastern American Bank, FSB (incorporated by reference to Exhibit No. 10.13 filed as part of the Registration Statement on Form S-1 (Registration No. 333-34057) of Century Bancshares, Inc.

                 2.3 Amendment No. 2 dated October 10, 1997 to Purchase and Assumption Agreement dated July 24, 1997 between Century Bancshares, Inc. and Eastern American Bank, FSB (filed herewith)





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 29, 1997

                                        CENTURY BANCSHARES, INC.


                                        By:  /s/ JOSEPH S. BRACEWELL
                                           -----------------------------------
                                             Joseph S. Bracewell
                                             President





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                              INDEX TO EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION
------                  -----------
 2.1 Purchase and Assumption Agreement dated July 24, 1997 by and between Century Bancshares, Inc. and Eastern American Bank, FSB
          (incorporated by reference to Exhibit No. 10.12 filed as part of the Registration Statement on Form S-1 (Registration No. 333-34057) of Century Bancshares, Inc.

 2.2      Amendment No. 1 dated August 14, 1997 to Purchase and
          Assumption Agreement dated July 24, 1997 between Century Bancshares, Inc. and Eastern American Bank, FSB (incorporated by reference to Exhibit No. 10.13 filed as part of the Registration Statement on Form S-1 (Registration No. 333-34057) of Century Bancshares, Inc.

 2.3 Amendment No. 2 dated October 10, 1997 to Purchase and Assumption Agreement dated July 24, 1997 between Century Bancshares, Inc. and Eastern American Bank, FSB (filed herewith)